UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 18, 2011

(Date of earliest event reported)

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK	14625-2396
(Address of principal executive offices)	(Zip Code)

(585) 385-6666

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective immediately, Michael Gioja has been named Senior Vice President of Product Development and Information Technology for Paychex, Inc. (the “Company”). Mr. Gioja has been with the Company since November 2008 as Vice President of Product Management, subsequently adding development to his responsibilities. He now assumes responsibility for all of the Company’s strategic technology initiatives.

Michael McCarthy, Vice President of Major Market Services Sales, announced his retirement from the Company effective August 1, 2011. Christian Timol, an 18-year veteran of the Company, will assume the role of Vice President of Major Market Services Sales. Mr. Timol has held a number of senior management positions within the sales organization during his tenure with the Company, most recently as a Zone Sales Manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date: July 20, 2011	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer

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